                                                                   Exhibit 10.2


THIS INDENTURE made as at the 7TH day of FEBRUARY, 2000
                              ---        --------------




BETWEEN:          S-510 HOLDINGS LTD.
                  C/O WARRINGTON PROPERTY GROUP INCORPORATED
                  #615 - 625 Howe Street
                  Vancouver, B.C. V6C 2T6

                          (hereinafter called "the Landlord")

                                OF THE FIRST PART

AND:              STRESSGEN BIOTECHNOLOGIES CORP.
                  Suites #200
                  4243 Glanford Avenue
                  Victoria, British Columbia V8Z 4B9

                           (hereinafter called "the Tenant")

                               OF THE SECOND PART

DEMISE

         WITNESSETH that in consideration of the rents, covenants, conditions and agreements herein reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord does hereby demise and lease to the Tenant a portion of that certain property more particularly known and described as shown on the attached Schedule "A" (hereinafter called "the premises") comprising a total rentable area of approximately 24,848 square feet, comprised of the following:

         (a) approximately 4,413 square feet of rentable area on the main floor;

         (b) approximately 11,769 square feet of rentable area on the second floor (with 10,960 square feet of such area being usable area);

         (c) approximately 8,666 square feet of rentable area on the third floor (with 8,470 square feet of such area being usable area).


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                                                                               2


Square footage calculations and subsequent adjustments thereto are to be in accordance with the Building Owners and Managers Association (B.O.M.A.) standard measurement procedures.

TERM

         TO HAVE AND TO HOLD the premises for a term from the 1ST day of JANUARY, 2001 to the 31ST day of December, 2005 subject to the provisions hereinafter contained.

BASIC RENT

1. To pay to the Landlord annual basic rent for the term herein, in advance without deduction or set-off, as follows:


         Years 1-3:          $15.00 P.S.F.       $372,720.00 P.A.       $31,060.00 P.M.
         Years 4-5:          $16.00 P.S.F.       $397,568.00 P.A.       $33,130.67 P.M.

         The basic rent shall be payable in twelve monthly installments due on the first day of each month commencing the 1ST day of JANUARY, 2001.

ADDITIONAL RENT

2. In addition to the basic rent, the Tenant will also pay to the Landlord (unless direct payments are made to third parties as required herein) as additional rent when due and payable:

         (a) the operating costs, taxes, charges and expenses as provided herein and as further outlined in Schedule "B" attached hereto;

         (b) all business taxes, charges and license fees which may become chargeable and which are directly or indirectly related to the Tenant's use and occupation of the premises, and charges similar thereto, whether payable by the Tenant or the Landlord, but not including the Landlord's income taxes;

         (c)      Goods and Services Tax as provided herein; and

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                                                                               3


         (d) Any other costs, charges and expenses as are specifically provided herein.

         The amount of additional rent which the Tenant is to pay shall be estimated by the Landlord for such period as the Landlord may determine. The Tenant agrees to pay to the Landlord such amount in monthly installments in advance during such period on the dates and at the times for payment of the basic rent provided for in this Lease. Within ninety (90) days after end of the period for which such estimated payments have been made, the Landlord shall submit to the Tenant a statement of the actual additional rent payable in respect of such period, at which time any difference owing to the Landlord will be paid by the Tenant within 30 days of such notice and any difference owing to the Tenant will be refunded by the Landlord within 30 days of such calculation.

         That amount of additional rent to be paid pursuant to property tax shall be estimated as aforesaid and for leases commencing prior to June 30th the estimate of the tax for the current calendar year shall be paid by equal monthly payment from the date of commencement through June 30th of the same year. For leases commencing after June 30th, the tax for the current calendar year shall be due and payable upon occupancy. Commencing on occupancy and thereafter on July 1st in each year hereof, the forthcoming year's tax shall be estimated as aforesaid and shall be paid by equal monthly installments such that by June 1st of each subsequent year the estimate of the then current calendar year's tax shall have been deposited with the Landlord. Differences between actual tax and the estimate thereof shall be notified and shall be payable or refundable within 30 days of such notification. The landlord covenants to deliver to the Tenant forthwith upon receipt of notification of any taxes, a statement of the Tenant's proportionate share thereof and a statement of account showing the amount paid pursuant thereto by the Tenant and the balance due and payable. Within a reasonable period after the end of each year of the Term the Landlord shall, upon written request from the Tenant, make the Landlord's records available so that the Tenant may review and verify that Landlord's calculation of operating costs and taxes, and the Tenant's share thereof. If neither party disputes the calculation within 18 months, then the Landlord's calculation is deemed to be final.

         Despite any other section or clause of this Lease, the Tenant shall pay to the Landlord upon demand an amount equal to any and all Goods and Services Tax, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all

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                                                                               4


Goods and Services Tax at the full tax rate applicable from time to time in respect of the Rent payable for the lease of the Premises pursuant to this Lease. The amount of the Goods and Services Tax so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Goods and Services Tax apply and is payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other section or clause in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be Rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of Rent under the Lease.

         Notwithstanding the foregoing, to the extent that there is included in tax any element relating to machinery, equipment or chattels brought onto the premises by the Tenant, the Tenant shall pay all of the tax relating to such items. Further if tax or operating costs shall be increased by reason of any particular use of the premises by the Tenant, or any installations or alterations made in or to the premises by the Tenant or on the Tenant's behalf, then the Tenant shall pay the entire amount of such increase.

         AND IN FURTHER CONSIDERATION OF THE LEASE THE TENANT COVENANTS with the Landlord as follows:

RENT PAYMENT

3. That it will pay the rent hereby reserved at the times and in the manner hereinbefore set out without any deduction, set-off or abatement whatsoever. If requested by the Landlord after the Tenant has been late in paying rent on at least 2 occasions in any 12 month period, the Tenant shall deposit with the Landlord at the beginning of each lease year, twelve post-dated cheques for basic rent and estimated additional rent.

BUSINESS TAXES

4. That it will pay any and all business taxes or charges that may be levied with respect to the Tenant's use or occupation of the premises.

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                                                                               5


COMPLIANCE WITH LAWS

5. That it will at its own expense, at all times and in all respects in regard to the premises, strictly conform to all legal requirements whatsoever, whether imposed by Municipal, Provincial, Federal or other lawful authority, or otherwise howsoever, which it is the duty of tenants or occupants to comply with or confirm to, either under this Lease or in connection with the use or occupation of the premises, provided that nothing contained in this paragraph shall require the Tenant to effect any alterations or improvements to the premises or correct noncompliance existing as at the commencement date.

USE OF PREMISES

6. The Tenant intends to use the Premises for the conduct of its business as a pharmaceutical and biotechnology company, such use will include, but is not limited to, a combination of administrative offices and laboratory and research facilities (hereinafter referred to as the Premises "Intended Use").

GOOD REPAIR

7. That the Tenant shall and will at all times during the term keep, and at the expiration, or sooner termination thereof, leave, according to the standard of a prudent owner, the premises and all fixtures therein in a clean, neat and tidy condition and in good repair, reasonable wear and tear, damage covered by the Landlord's insurance, and casualty not due to the act or neglect of the Tenant, its agents, employees, workmen or visitors only excepted. In particular, without restricting the generality of the foregoing, the Tenant shall keep all windows and signs in neat and clean condition at all times, and shall replace as necessary all light bulbs and tubes within the premises or being part of the Tenant's fixtures or signs.

SUB-LEASE

8. That it will not during the term transfer, license, assign, or sublet the premises or any part thereof, or otherwise by any act or deed procure or permit the premises or any part thereof to be transferred, licensed, assigned, or sublet without the consent in writing of the Landlord first


                                       5

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                                                                               6


had and obtained, which consent shall not be unreasonably withheld. If the Tenant be a limited company or partnership, any sale or transfer of a controlling interest in the same shall be deemed to be a transfer of the premises.

TENANT'S INDEMNITY

9. The Tenant covenants and agrees to indemnify and save harmless the Landlord of and from any and all manner of claims, demands, damages, loss, costs and charges whatsoever directly or indirectly imposed upon the landlord or its property in respect of any matter or thing in consequence of or arising out of the negligent act or omission of the Tenant or out of the Tenant's breach of this Lease.

INSPECTION

10. THAT THE Landlord's agents may at any reasonable time upon 48 hours prior written notice during the term, enter upon the premises or any part thereof and view the state and condition thereof and may serve upon the Tenant notice in writing of any defect for which the Tenant is responsible under this Lease requiring the Tenant, within such times as the Landlord may reasonably prescribe, to repair the same and the Tenant agrees to do so.

TENANTS INSURANCE

11.      The Tenant shall take out and keep in force during the Term:

         (a) comprehensive general public liability insurance covering personal and bodily injury, death and property damage on all occurrence basis with respect to all construction, installation and alterations done in the premises by the Tenant, the business carried on in or from the Leased Premises, the Tenant's use and occupancy of the Leased Premises and of any other part of the Property, with coverage for any one occurrence or claim of not less than Two Million Dollars ($2,000,000) or such other amount as the Landlord may reasonably require upon not less than one (1) months' notice at any time during the Term, which insurance shall include the Landlord as an additional insured and shall protect


                                       6

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                                                                               7


                  the Landlord in respect of claims by the Tenant as if the Landlord were separately insured.

         (b) Tenant's all risk legal liability insurance in an amount not less than the replacement cost of the leased premises;

         (c) insurance in respect of fire and such other perils as are from time to time defined in the usual extended coverage endorsement covering the Tenant's leasehold improvements, trade fixtures, and the furniture and equipment to their full insurable value;

         (d) plate glass insurance, for the benefit of the Landlord and all mortgages of the Landlord (the "Mortgagee") and the Tenant, covering all plate glass in the Premises, including all thermopane glass and plate glass windows and doors, in an amount equal to the full insurable value thereof. The Tenant shall be permitted to self insure for such risk.

         All insurance shall be effected with insurers and brokers and upon terms and conditions satisfactory to the Landlord. The Tenant shall furnish to the Landlord, upon occupancy of the premises and upon an annual policy renewal basis thereafter for each year the Lease is in effect, certificates or other evidences acceptable to the Landlord as to the insurance from time to time effected by the Tenant and its renewal or continuation in force, together with evidence as to the method of determination of full replacement cost of the Tenant's leasehold improvements, trade fixtures, furniture and equipment, and if the landlord reasonably concludes that the full replacement cost has been underestimated, the Tenant shall forthwith arrange for any consequent increase in coverage required under sub-paragraph (b). If the Tenant shall fail to take out, renew and keep in force such insurance, or if the evidences submitted to the landlord are unacceptable to the Landlord (or no such evidences are submitted within a reasonable period after request therefore by the Landlord), then the Landlord may give to the Tenant written notice requiring compliance with this sub-paragraph and specifying the respects in which the Tenant is not then in compliance with this sub-paragraph. If the Tenant does not within five
(5) days provide appropriate evidence of compliance with this sub-paragraph, the Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other

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                                                                               8


rights of the Landlord under this Lease or otherwise, and the Tenant shall pay all premiums and other reasonable expenses incurred by the Landlord to the Landlord on demand.
         All policies of insurance shall contain a waiver of subrogation clause in favour of the Landlord and shall also contain a clause requiring the insurer not to cancel or change the insurance without first giving the Landlord fifteen
(15) days prior written notice thereof.

         In the event that both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Landlord and the balance, if any, to the settlement of the claim of the Tenant.

LANDLORD'S INSURANCE

     12. The Landlord shall take out and keep in force during the Term, with responsible insurance companies and in amounts such as would be carried by a prudent owner, the following:

            (a) all risks insurance on the Building but excluding any property which the Tenant or any other tenant is obligated to insure;

            (b) public liability and property damage insurance with respect to the Landlord's operations in the Building.

NOTICE OF DEFECT

13. That it will give to the Landlord prompt written notice of any defect, accident or other damage to the premises, the repair of which is not, in the Tenant's opinion, the responsibility of the Tenant.

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                                                                               9


RULES AND REGULATIONS

14. The Tenant agrees to abide by any and all rules and regulations imposed by the Landlord from time to time pertaining to the use of common areas, parking, garbage collection, furniture moving, and like matters for the good, welfare and benefit of all persons entitled to use the building in which the premises are located, provided they are not inconsistent with the provisions of this lease, including but not so as to restrict the generality of the foregoing, the rules and regulations set forth in Schedule "E" attached hereto.

DAMAGE

15. The Tenant shall reimburse the Landlord for any costs incurred by the Landlord (including legal costs on a solicitor and own client basis) in making good any damage caused to the premises or the building as a result of the negligence or willful act of the Tenant, its licensees, agents, servants or other persons for whom the Tenant is in law responsible.

GLASS

16. The Tenant shall be responsible for the replacement of all broken plate glass in the premises, including thermopane glass plate glass windows, doors and partitions. Replacement of all broken exterior plate glass shall be covered within the scope of the Landlord's Building Insurance.

REMOVAL OF GOODS

17. The Tenant agrees that all goods, chattels and fixtures when moved into the premises shall not, except in the normal course of business, be removed from the premises until all rent due or to become due during the term is fully paid and satisfied.

SIGNS

18. The Tenant will not paint, fix, display, or cause to be painted, fixed or displayed, any sign, picture, advertisement, notice, lettering or decoration on any part of the exterior of the

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                                                                              10


Leased Premises without obtaining the Landlord's prior written approval (not to be unreasonably withheld).

Any signage proposed by the Tenant and approved by the Landlord shall be installed:

     (a) in compliance with all requirements of all governmental authorities having jurisdiction with respect thereto;

     (b)  at the sole cost of the Tenant;

     (c)  in a good and workmanlike manner; and

     (d) in accordance with the plans and specification that comply with the Landlord's reasonable regulations. The sign shall be maintained by the Tenant at its sole cost and expense and the Tenant shall pay for any electricity consumed by such sign.

     At the expiration or earlier termination of the Term, the Tenant shall remove any such sign(s) or other advertising material as aforesaid, from the demised premises at the Tenant's expense and shall promptly repair all damage caused by any such installation or removal.

ALTERATIONS

19. The Tenant shall not, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, make any alterations, repairs or improvements to the demised premises. The Tenant shall submit to the Landlord detailed plans and specifications of any such work or installation when applying for consent, and the Landlord reserves the right to recover from the Tenant the cost of having its architects or engineers examine such plans and specifications. The Landlord may require that any or all work to be done, or materials to be supplied hereunder shall be done or supplied by the Landlord's contractors and/or workmen or by contractors and/or workmen engaged by the Tenant but first approved by the Landlord. In any event, any or all work to be done or materials to be supplied hereunder shall be at the sole cost and expense of the Tenant and shall be done and supplied and paid for in the manner and according to such terms and conditions, if any, as the Landlord may prescribe. Any connections of apparatus to the electrical system other than a connection to an existing base

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                                                                              11


receptacle or any connection of apparatus to the plumbing lines shall be deemed to be an alteration within the meaning of this clause.

         The Tenant may at or prior to the commencement of the term of this Lease if the demised premises are then vacant and available for occupation by the Tenant and at any time and from time to time during the term at its expense make such changes, alterations or improvements to and may paint and decorate the interior of the demised premises as will in the judgment of the Tenant better adapt the same for the purposes of its business, provided that:

         (a) all changes, alterations, additions or improvements will require the written consent of the Landlord (acting reasonably);

         (b) all the Tenant's partitioning work will be done in accordance with plans and specifications approved by the Landlord, such approval not to be unreasonably withheld, and in accordance with such conditions and regulations as may be adopted from time to time by the Landlord with respect to such partitioning work;

         (c) the Tenant may, prior to the delivery of possession, install fixtures and other equipment in the demised premises so long as such installation does not interfere with construction work on or about the demised premises, and it is agreed by the Tenant that the Landlord has no responsibility, risk or liability whatsoever for any loss of or damage to any fixtures or other equipment so installed or left on the demised premises by the Tenant;

         (d) the Landlord may require that the Landlord's contractors be engaged for any work done to any mechanical heating, plumbing, air-conditioning or electrical system in the building;

         (e) any work performed by the Tenant shall be performed by competent workmen whose labour union affiliations are not incompatible with those of any workmen who may be employed in the building by the Landlord, its contractors or sub-contractors;

         (f) all changes, alterations, additions and improvements will comply with all statutes, regulations or by-laws of any municipal, provincial, federal or other authority;

         (g) the Tenant will not suffer or permit any liens to be filed against the building or the lands described in Schedule "B".

         The Tenant covenants with the Landlord that the Tenant shall promptly pay all charges incurred by the Tenant for any work, materials or services that may be done, supplied or performed in respect of the demised premises and shall forthwith discharge any liens in respect of same at any time filed against and keep the lands and premises of which the demised premises form a part free from liens and in the event that the Tenant fails to do so, the Landlord may, but shall be under no obligation to, pay into court the amount required to obtain a discharge of any such lien in the name of the Tenant and any amount so paid together with all disbursements and costs in respect of such proceedings on a solicitor and client basis shall be forthwith due and payable by the Tenant to the Landlord as additional rent. The Tenant shall allow the Landlord to post and keep posted on the demised premises any notices that the Landlord may desire to post under the provisions of the Builders Lien Act or other legislation.

         The Tenant shall not, without prior written consent of the Landlord, put up any window drapes, blinds, awnings or other similar things or cover the floor with anything other than loose rugs.

REFUSE

20. The Tenant will at all times during the term at its sole cost and expense, keep the premises in a clean, wholesome and sanitary condition, free and clear of all waste, paper and other debris. Refuse shall be taken by the Tenant to a point designated by the Landlord and compacted or packaged by the Tenant, and the Tenant shall store same in facilities approved and provided by the Landlord.

UTILITIES

21. The Tenant shall pay all telephone, electric and other utility charges in connection with the premises and to the extent that there is not a separate meter for measuring the consumption of any utilities used in the premises, the Tenant shall pay to the Landlord as additional rent by monthly installments such amount as may be estimated by the Landlord to be the Tenant's share of overall separately unmetered utility charges. In the event of dispute as to the Tenant's share of such costs, then the matter shall be settled by arbitration pursuant to the Commercial Arbitration Act of British Columbia (or any replacement statute), as the same may be in force at that time.

AND THE LANDLORD COVENANTS WITH THE TENANT as follows:

PEACEFUL POSSESSION

22. The Landlord hereby covenants that upon the Tenant paying the rents and performing its covenants, it shall and may peacefully possess and enjoy the premises for the term hereby granted without any interruption or disturbance from the Landlord except as otherwise expressly contained herein.

ACCESS

23. The Landlord shall permit the Tenant and the employees of the Tenant and all persons lawfully requiring communication with them to have the use, during normal business hours and such other times as required by the Tenant, in common with others, of the main entrance, stairways, and corridors leading to the leased premises. The Landlord shall also provide parking facilities for use by the Tenant's customers in common with customers of other commercial tenants in the building. The Tenant shall be governed by all parking regulations and charges as laid down by the Landlord.

AND THE LANDLORD AND THE TENANT FURTHER COVENANT AND AGREE that:-

ENVIRONMENTAL

24.      1)       DEFINITION OF POLLUTANTS

         "Pollutant" means:

         (a) nuclear substances as defined by the NUCLEAR SAFETY AND CONTROL ACT, S.C. 1997.c.9;

         (b) explosives as defined by the EXPLOSIVES ACT, R.S.C. 1985, cE-17;

         (c) toxic substances listed in Schedule 1 to the Canadian ENVIRONMENTAL PROTECTION ACT, S.C. 1999, c.33; and

         (d) substances set out in Schedule 4, 5, and 6 of the B.C. Contaminated Sites Regulation, B.C. Reg. 375/96 at levels exceeding the standards which the B.C. Ministry of Environment, Lands & Parks may apply to the Leased Premises given the commercial character and use of the Leased Premises;

         (e) any pollutant, contaminant, substance, material or waste, which is now or hereafter prohibited, controlled or regulated under Environmental Laws.

         2)       COVENANTS REGARDING POLLUTANTS

         From and including the commencement of and during the Term under this Lease and any renewal or renewals of their Lease, the Tenant covenants with the Landlord as follows:

         (a) Compliance with Laws - The Tenant shall promptly comply with and conform to the requirements of every statute, law, bylaw, regulation, ordinance and order (the "Environmental Law") at any time or from time to time in force regarding the proper and lawful use, sale, storage, disposal, transportation, generation, treatment, containment, cleanup of or any other dealing with Pollutants, including principals of common law and equity.

         (b) Restrictions on Pollutants - The Tenant shall not use or permit to be used the Lease Premises or any part thereof for the sale, use, storage, manufacture of or any other dealing with Pollutants, except in compliance with Environmental Laws and these provisions.

         (c) Access and Authorizations - The Landlord may upon 48 hours written notice to the Tenant enter the Leased Premises at any time during the Term to verify the existence of Pollutants brought onto or kept on or around the Leased Premises or the Development by the Tenant or its agents, employees, contractors, subtenants, or licensees on the Leased Premises and the Tenant's compliance with these provisions and to take such steps as the Landlord may deem necessary, acting reasonably, for the safety or preservation of the Leased Premises or the Development. The Tenant shall provide the landlord with such written authorizations as the Landlord may require from time to time to make inquiries at any governmental authority regarding the Tenant's compliance with Environmental Laws.

         (d) Removal - The Tenant shall promptly at its sole cost and at the Landlord's request or requirement of any governmental authority pursuant to any Environmental Laws, at any time during the Term, remove and cleanup any contamination to the Leased Premises, the Development, the Lands or any other lands exceeding in respect of soils the standard allowed under Environmental Laws for commercial land use, and in respect of water, the standard applicable given the use of the water at the Leased Premises and adjacent lands and in all other cases, in accordance with all Environmental Laws, resulting from Pollutants brought onto or created on the Leased Premises, the Development or the Lands or any other Lands during the Term or any renewal or renewals of this Lease by the Tenant or its agents, employees, contractors, subtenants, or licensees.

         (e) Indemnity - The Tenant agrees to indemnify and save the Landlord harmless from any and all liabilities, actions, proceedings, costs, demands, claims, damages, remediation cost recovery claims, fines, costs of remediation, legal fees and expenses on a solicitor and his own client basis, fees, and expenses (collectively the "Claims") arising out of any government demand, direction or request that the Landlord or the Tenant test for, monitor, cleanup, remove, contain, store, treat, detoxify or neutralize Pollutants brought onto or kept on or around the Leased Premises or the Development or Lands or any other Lands by the Tenant or its agents, employees, contractors, subtenants, or licensees and further agrees to indemnify and save harmless the Landlord from any and all Claims arising out of the actual, or threatened discharge, dispersal, release or escape of Pollutants at or from the Leased Premises or at or from the Development where such Pollutants were brought onto or kept on or around the Leased Premises or the Development by the Tenant or its agents, employees, contractors, subtenants, or licensees or arising out of any breach to non-compliance with these environmental provisions.

         (f) Survival - The obligations of the Tenant hereunder relating to Pollutants (including without limitation, the Tenant's obligation regarding cleanup and its indemnity in favor of the Landlord) shall survive the expiry or earlier termination of this Lease for a period of six years.

DAMAGE TO BUILDING

25. In case the premises or any part thereof shall at any time during the term through no negligence on the part of the Tenant, its servants or agents, be damaged by fire or other causes, then and so often as the same shall happen, the rent hereby reserved or a proportionate part thereof according to the nature and extent of the injuries sustained and all remedies for recovering the same, shall be suspended and abated until the premises shall have been rebuilt or made fit; PROVIDED HOWEVER, if the premises in the opinion of the Landlord reasonably arrived at cannot be rebuilt or made fit for the purposes of the Tenant within one hundred and eighty (180) days of such damage, the Landlord or the Tenant may at its option determine this lease by giving the Tenant, within thirty (30) days of such damage, notice of termination.

IMPROVEMENTS

26. The Landlord shall have the right to make additions, improvements, alterations; and repairs to the building or the premises and for this purpose may enter upon the premises for the purpose of completing the same, and in such event the rent shall abate while such work is being carried on if the Tenant is prevented from carrying on business for more than one business day, however, the Landlord will attempt to keep disturbance and inconvenience to a minimum.

DEFAULT

27. In case of default or breach or non-performance of any of the covenants and agreements herein contained on the part of the Tenant (not including non-payment of rent) then the Landlord may serve written notice on the Tenant requiring it to remedy such defect, breach or non-performance as the case may be. If the same is not remedied within twenty (20) days of the service of such notice, or such longer period as shall reasonably be required if such breach, non-performance or default and thereafter continues until the breach, non-performance or default is rectified, then without prejudice to any other remedy that the Landlord might have, either pursuant to this Lease or by law, it shall be lawful for the Landlord to declare the term to be forthwith terminated.

         If the premises shall be vacated or remain unoccupied or if the term hereby granted shall be seized or taken into execution or should a substantial portion of the property of the Tenant situate on the premises become liable to attachment, distress or execution, or in the event that the Tenant should become insolvent, or make any assignment for the benefit of its creditors, or become bankrupt, or if a receiver for all or a substantial part of the business of the Tenant be appointed by any Court or if rent shall remain unpaid for more than five (5) business days after written notice thereof to the Tenant, then the Landlord may at its option immediately cancel and terminate this Lease and the full amount of the then current month's rent and the next three months' rent shall be at once due and payable by the Tenant.

         To the extent that the Landlord suffers or incurs any pecuniary loss or expense resulting from the Tenant's breach or non-performance including, without restricting the generality of the foregoing, non-payment of rent, all payments, expenses, charges, commissions, fees and disbursements including legal fees and disbursements on a solicitor and own client basis, incurred or paid by or on behalf of the Landlord with respect thereto shall be paid by the Tenant to the Landlord forthwith, failing which same shall be added to rent and be deemed to be rent in arrears.

         Any monies owing by the Tenant to the Landlord pursuant to this lease shall bear interest at the rate of 10% per annum, compounded monthly until paid.

RE-ENTRY

28. Provided, and it is hereby expressly agreed, that if and whenever the rent hereby reserved, or any part thereof, shall be unpaid for five (5) business days after any of the days on which the same ought to have been paid, and shall remain unpaid five business days after formal demand shall have been made therefore, or in case of the breach or non-performance of any of the material covenants or agreements herein contained on the part of the Tenant and the Tenant has failed to cure such breach or non-performance in accordance with
Section 27, or if the demised premises are vacated or become vacant or remain unoccupied for five (5) days or are not used for the purpose specified, then and in any such cases it shall be lawful for the Landlord at any time thereafter, into and upon the demised premises or any part thereof, in the name of the whole to re-enter, and the same to have again, repossess and enjoy, as of the Landlord's former estate, anything hereinafter contained to the contrary notwithstanding.

         In case the Landlord shall re-enter the demised premises prior to the expiry of this Lease by reason of default by the Tenant hereunder the Tenant shall be liable to the Landlord for the amount of the rent for the remainder of the term of this Lease as if such re-entry had not been made less the actual amount received by the Landlord after such re-entry in respect of any subsequent leasing applicable to the remainder of the term provided the Landlord uses all reasonable endeavors to mitigate its damages.

DISTRESS

29. That if at any time the Landlord should be in a position to determine this lease by reason of the Tenant's default, and should determine the same, then such determination shall not affect the Landlord's right to distrain for any monies payable under this Lease which are in arrears, whether such determination takes place before or after distress, and the Landlord's right to collect the same by distress or otherwise, shall be deemed to be the same as if this Lease had not been determined.

LANDLORD RIGHT TO PERFORM

30. If the Tenant shall fail to perform any of its covenants or obligations and such non-performance continues for five days after written notice to the Tenant, then the Landlord shall have the right, but shall not be obligated, to perform or cause the same to be performed and all payments, expenses, charges, commissions, fees and disbursements including legal fees and disbursements on a solicitor and own client basis, incurred or paid buy or on behalf of the Landlord with respect thereto shall be paid by the Tenant to the Landlord forthwith, failing which same shall be added to rent and be deemed to be rent in arrears.

FOLLOW CHATTELS

31. Provided that in case of removal by the Tenant of the goods and chattels of the Tenant from the premises, the Landlord may follow the same for thirty (30) days.

RENT IN FORFEITURE

32. In case the Landlord shall re-enter the premises prior to the expiry of this Lease by reason of default of the Tenant's obligations hereunder, the Tenant shall forfeit all pre-paid rents for the balance of the term and the Landlord's damages, in the event of such default, shall be limited to the amount of such pre-paid rent.

WAIVER

33. Any waiver or breach or default or non-observance by the Tenant of any of its covenants or obligations shall not operate as a waiver of the Landlord's right hereunder in respect of any subsequent default, breach or non-observance.

TENANT FIXTURES

34. All fixtures, improvements and appurtenances attached to or built into the space herein demised at the commencement or during the term, whether by the Landlord at its own expense, or at the expense of the Tenant or by the Tenant, shall be and remain part of the premises and shall not be removed by the Tenant. PROVIDED HOWEVER, upon expiration of the term hereby granted, if all rents and other monies payable hereunder have been paid, the Tenant shall be at liberty to remove its trade fixtures. PROVIDED HOWEVER, that after such removal, the premises shall be restored to the same condition as they were in before such fixtures were installed; in default of such removal by the end of the term, then at the demand of the Landlord, the Tenant shall remove the same and restore the premises forthwith, failing which the Landlord may do so at the Tenant's expense, or alternatively, at the Landlord's option, all of the same left on the premises shall be owned exclusively by the Landlord, and the Tenant shall not be entitled to receive any compensation therefore.

LANDLORD'S LIABILITY

35. Except where caused by the negligent act or omission of the Landlord or those for whom it is in law responsible, the Landlord shall not be responsible for any loss, damage or expense arising from any overflow or leakage of water or from any accident or misadventure due to or arising from the use or operation of machinery, elevators, heating apparatus, wiring, appliances or any other fixtures of equipment, or for any indirect or consequential loss or damage for personal discomfort or illness by reason of the non-performance or partial performance of any of the Landlord's covenants including the operation of any equipment in the building or as a result of the foregoing matters.

TENANT'S PROPERTY

36. It is further expressly understood and agreed that all property of the Tenant or its employees, agents, invitees, or others claiming from or under the Tenant, kept or stored upon the premises, shall be so kept or stored at the sole risk of the Tenant and the Tenant hereby expressly releases the Landlord from any and all liability for any claims or demands whatsoever arising out of damage to or loss of or theft of such property, except to the extent caused by the negligent act or omission of the Landlord or those for whom the Landlord is in law responsible.

SALE OF PREMISES

37. In the event of a sale or conveyance by the Landlord of the building containing the demised premises or assignment of this Lease, the same shall operate to release the Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained on the part of the Landlord to the extent the new purchaser agrees with the Tenant to assume the same, and in such event the Tenant agrees to look solely to the responsibility of the successor in interest of the Landlord. If any security is given by the Tenant to secure performance of the Tenant's covenants hereunder, the Landlord may transfer such security, to the purchaser of the reversion and thereupon the Landlord shall be discharged from any further liability in reference thereto.

SUBDIVISION

38. The Tenant covenants and agrees with the Landlord at the request of the Landlord and at no expense to the Tenant to execute all consents, sign all subdivision plans and do all things necessary to permit subdivision of the lands.

SUBORDINATION

39. If required by the Landlord so to do, the Tenant shall subordinate this Lease to any mortgages, including any deed of trust and mortgage and all indentures supplemental thereto, which now or hereafter during the said term affect or relate to this Lease, the demised premises and to all modifications or renewals thereof. The Tenant agrees to execute promptly, from time to time, any assurance which the Landlord may require to confirm this subordination and hereby constitutes the Landlord, the agent or attorney of the Tenant for the purpose of executing any such assurance and of making application at any time and from time to time to register postponement of this Lease in favour of any such mortgage in order to give effect to the provisions of this clause.

         In addition, the Landlord shall, following written notice from the Tenant, use its best efforts to have any mortgage acknowledge and honor the terms of this Lease so long as the Tenant is not in default hereof. The Tenant shall pay the reasonable costs incurred by the Landlord in obtaining the Non-Disturbance Agreement from the mortgagee.

PRIORITY

40. The Tenant agrees that it shall execute and allow to be registered a postponement of any encumbrance it may place upon the title to the lands to protect its interest in the lease hereby granted, so as to enable the Landlord or the registered owner of the lands to create, alter, or replace a mortgage or mortgages, or other encumbrances of a financing nature. In the event that the Tenant desires to register the lease against the title to the building, all costs and expenses relating thereto including survey costs and any costs to modify the Lease, if necessary, shall be for the account of the Tenant.

RIGHT TO DOWNSIZE PREMISES

41. Option between January 1, 2003 to December 31, 2003 inclusive of the initial term:

If the Tenant no longer requires leased premises in the Victoria area for the conduct of its business, the Tenant shall have the right to surrender this Lease with effect at any time from January 1, 2003 to and including December 31, 2003 by giving a minimum of six (6) months' written notice to the Landlord and, at least three (3) months prior to such surrender date as specified in the notice of surrender, the Tenant shall pay the Landlord an additional payment equal to 80% of the aggregate base rent, operating costs and taxes which would have been payable by the Tenant for the remainder of the third year of the Term but for such early surrender. The Tenant covenants and agrees to continue to pay basic rent and all other charges and rent due under this Lease through to the effective date of such surrender of this Lease. IF such notice is given, this Lease shall terminate on the date set out in the said notice and the Tenant shall on such date of termination peaceably surrender vacant possession of the Premises to the Landlord in accordance with the terms of this Lease. The Landlord agrees to accept such surrender of this Lease by the Tenant.

41.1     Option on or after January 1, 2004:

If the Tenant no longer requires leased premises in the Victoria area for the conduct of its business, the Tenant shall have the right to surrender this Lease with effect at any time on or after January 1, 2004 by giving a minimum of six
(6) months' written notice to the Landlord.

The Tenant covenants and agrees to continue to pay basic rent and all other charges and rent due under this Lease through to the effective date of such surrender of this Lease. If such notice is given, this Lease shall terminate on the date set out in the said notice and the Tenant shall on such date of termination peaceably surrender vacant possession of the Premises to the Landlord in accordance with the terms of this Lease. The Landlord agrees to accept such surrender of this Lease by the Tenant.

41.2  Downsizing on or after January 1, 2004:

The Tenant shall have the right, upon not less than six (6) months prior written notice to the Landlord (a "Partial Surrender Notice"), to surrender to the Landlord a portion or portions of the Premises comprising all or partial floors comprising the Premises with such surrender being with effect on or after January 1, 2004. If the Tenant gives a Partial Surrender Notice to the Landlord in accordance with this Clause 41.2, then the Tenant shall be obligated to surrender to the Landlord and the Landlord shall be obligated to accept the surrender of the area of the floor to be surrendered as specified by the Tenant in such Partial Surrender Notice.

The Tenant shall deliver up possession of the portion of the Premises so surrendered, in accordance with the provisions of this Lease, on the last day of the month next following six (6) months after receipt of the Partial Surrender Notice by the Landlord, and then thereafter the rent payable for the remaining portion of the Premises shall abate in proportion to the aggregate rentable area so surrendered.

RENEWAL

42. If the Tenant is not then in default of the covenants contained in this Lease and shall by notice in writing made or delivered not less than six (6) months prior to the expiration of this Lease, exercise its option to renew the same, then the Landlord shall, at the expiration of the term, grant to the Tenant a renewal lease of the premises for a further term of FIVE (5) YEARS, such new lease to contain all of the same covenants, provisos and agreements as are herein contained, except this covenant for renewal, any tenant improvement allowance, and at a basic rental rate of seventeen dollars ($17.00) per square foot per annum.

OVER-HOLDING

43. Should the Tenant remain in possession after the expiration of the term, or any renewal thereof, and the Landlord accepts rent therefore, in the absence of any express agreement in writing to the contrary, the Tenant shall be deemed to be a monthly tenant only. Basic rent for any over-holding period shall be 125% of the basic rent applicable for the month prior to expiration (or earlier termination) of the term. Additional rent shall be payable monthly as hereinbefore set out.

LEASE ENTIRE AGREEMENT

44. The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality executed by the Landlord and the Tenant.

NOTICE

45. Any notice to be given by virtue of these presents may be effected by delivery to or by mailing the same in prepaid registered letter to the Tenant at the premises and to the Landlord at #615 - 625 Howe Street, Vancouver, B.C. V6C 2T6, or at such address as the Landlord communicates to the Tenant, and where service is effected by mailing, noon of the second day following the mailing thereof shall be deemed to be the time of service thereof. In the case of a corporate tenant, service on the Tenant may also be effected as permitted by the Company Act of British Columbia.

46.      In this indenture:

         (a)      the singular includes the plural and vice versa;
         (b)      the masculine includes the feminine and the neuter;
         (c) any reference to a party includes that party's heirs, executors, administrators, and permitted assigns, and in the case of a corporation, its successors and assigns;
         (d) any covenant, proviso, condition or agreement made by two or more persons shall be construed as several as well as joint.

47. The provisions of this lease shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and approved assigns of the parties hereto.

48.      Schedules A, B, C, D and E form part of this Lease.

ADDITIONAL PROVISIONS

49.      LANDLORD'S COVENANT TO REPAIR

The Landlord shall, at its own cost except to the extent such costs fall within the definition of Operating Costs, keep the building systems together with the structural elements and exterior of the Building in good repair and condition, having regard to the age and condition of the Building as at the commencement date, reasonable wear and tear and damage by fire or other peril excepted. In this regard the Landlord represents and warrants to the Tenant that to the best of the Landlord's knowledge, information and belief, as of the commencement date the structure of the Building and the Premises (including the roof) and all building systems are in good and substantial repair, condition and working order.

49.1     PREVIOUS LEASE TO TERMINATE

Notwithstanding the provisions of this Lease, the Landlord and the Tenant agree that the original lease ( the "Previous Lease") , between the parties for the Premises dated May 16,1997 shall remain in full force and effect until such time as this Lease has been fully executed and delivered by each of the Landlord and the Tenant to the other and thereafter the Previous Lease shall, retroactively from and after January 1, 2001 be superseded and replaced by this Lease, without any further written agreement and all of the obligations of the Landlord and the Tenant to one another in respect to the Premises (save and except any liability or obligation owing by either party to the other made under the Previous Lease in respect of any matter arising prior to January 1, 2001, which shall be governed by the Previous Lease) shall be governed by this Lease.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals, or corporate seals as the case may be, as at the day and year first above written.

The Corporate Seal of                          )
S-510 HOLDINGS LTD.                            )
Was hereunto affixed in the presence of:       )
                                               )                         c/s
- -----------------------------------------      )
         Authorized Signatory                  )

The Corporate Seal of                          )
STRESSGEN BIOTECHNOLOGIES CORP.                )
Was hereunto affixed in the presence of:       )
                                               )                         c/s
- ----------------------------------------       )
         Authorized Signatory                  )
                                               )
- ----------------------------------------       )
         Authorized Signatory                  )

                                  SCHEDULE "A"

                  DESCRIPTION OF THE LANDS AND DEMISED PREMISES

The Lands are:

         That certain parcel or tract of land lying and being in the Municipality of Saanich, in the Province of British Columbia, being more particularly known and described as:

         Lot 1, Section 100
         Plan V.I.P. 52269
         Lake District
         Municipality known as 4243 Glanford Avenue

The Premises are that portion of the lands described as follows:

         Laboratory/office space (Suites #120, #220, #230, #240, #270, #280,
         #250, #300, & #350) in the building commonly known as Enterprise Business Park, 4243 Glanford Avenue, Victoria, B.C. V8Z 4B9 as shown on the attached Schedule "C" and comprising approximately 24,848 rentable square feet.

                                  SCHEDULE "B"

                                   DEFINITIONS

         1.       In this Schedule "B":

                  (a) "Building" means the buildings located on the Lands and all common areas (including lands) pertaining thereto in whole or in part.

                  (b)  "Lands" means those lands described in Schedule "A".

                  (c) "Tax" means all taxes, rates, duties, levies, and assessments and charges whatsoever whether Municipal, Parliamentary or otherwise, charged upon the building and the lands or on any machinery, equipment or chattels thereon or therein; any expenses or costs incurred by the Landlord in obtaining or attempting to obtain a reduction in the amount of tax shall be added to and included in the amount of such tax.

                  (d) "Proportionate Share" means that proportion in floor area which the premises bear to the total rentable floor area in the building as amended from time to time.

                  (e) "Operating Costs" mean the total yearly costs other than costs for which the Tenant or another Tenant is directly responsible, paid or payable with respect to the premises or the building including, without restricting the generality of the foregoing, costs and charges for:

                            (i) cost of maintenance and janitor services for the demised premises, if provided by the Landlord, and the common areas of the Building, the Building and the Lands and the improvements thereon;

                            (ii) cost of all repairs and replacements required for such maintenance;

                            (iii) cost of providing hot and cold water and providing electricity other than directly chargeable to tenants;


                            (iv) cost of amortization of the HVAC units and roofing;

                            (v) cost of painting and otherwise maintaining the outside of the building;


                            (vi) cost of painting, decorating and otherwise maintaining the interior common areas of the Building including provision of an interior directory board;

                            (vii)  cost of landscape maintenance, refuse
                                   removal, and window cleaning;

                            (viii) cost of fire, casualty, liability and other
                                   insurance costs carried by the Landlord;

                            (ix) cost of providing utilities other than directly chargeable to tenants;


                            (x) cost of service contracts with independent contractors,

                            (xi)   cost of supervision and management;

                            (xii)  cost of providing security;

                            (xiii) cost of supplies and materials;

                            (xiv)  cost of snow removal; and


                            (xv) all other expenses paid or payable by the Landlord in connection with the operation of the Building and improvements to the Lands, but not including interest on debt or capital, retirement of debt or any amount directly chargeable by the Landlord to any tenant or tenants as otherwise provided herein.

1.  For greater certainty the Operating Costs shall not include the following:

                            (a) costs of alterations or improvements to the Premises (unless requested in writing by the Tenant) or to the premises of other tenants;

                            (b) costs of correcting structural defects in or inadequacy of the initial design or construction of the Building;

                            (c)    expenses directly resulting from the
                                   negligence of the Landlord, its agents,
                                   servants or other employees;

                            (d) the expense of services provided to other tenants in the Building which are not provided to the Tenant;

                            (e) costs related directly or indirectly to environmental laws, regulations or ordinances of any governmental authority having jurisdiction with respect to this Lease;

                            (f)    any damage or loss resulting from any
                                   casualty normally insured against by owners of first class building except to the extent of customary deductibles;;

                            (g)    alterations, additions, repairs and
                                   replacements of capital nature determined in accordance with generally accepted accounting practices, except as herein provided under Schedule "B" 1.(e) (iv).

                           SCHEDULE "D"

                             LEASEHOLD IMPROVEMENTS

LANDLORD'S WORK

         It is agreed and understood that the Landlord shall be responsible for the following Work to the Premises and the cost to provide said Work shall be entirely borne by the Landlord.

(NOT APPLICABLE)




TENANT'S WORK

         It is agreed and understood that the Tenant shall be responsible for the following Work to the Premises and the cost to provide said Work shall be entirely borne by the Tenant.

(NOT APPLICABLE)









                                                ------------------------
                                                LANDLORD

                                                ------------------------
                                                TENANT

                                  SCHEDULE "E"

                              RULES AND REGULATIONS

1. The sidewalks, entry passages and common stairways shall not be obstructed by the Tenant or used for any other purpose other than for ingress and egress to and from the Leased Premises. The Tenant will not place or allow to be placed in the public stairways any waste paper, dust, garbage, refuse or anything whatever.

2. The Tenant shall dispose of all refuse, garbage, paper, packing cases, boxes or wooden pallets in the designated garbage containers. No disproportionate or abnormal quantity of waste shall be allowed to accumulate. The removal and the cost of clearing any abnormal quantity of waste material may be charged to the Tenant by the Landlord.

3. Washrooms, plumbing fixtures and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The expense of any damage resulting by misuse by the Tenant shall be borne by the Tenant.

4. The Tenant shall not mark, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building.

5. The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, ventilating, mechanical or electrical apparatus or any other part of the Building.

6. No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises, except in accordance with Section 24 or the Lease.

7. If the Tenant desires any electrical or communications wiring, the Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of the Landlord.

8. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord, such consent not to be unreasonably withheld or delayed, and subject to any conditions imposed by the Landlord. Additional keys may be obtained from the Landlord at the cost of the Tenant.

9. The Tenant shall not conduct, and shall not permit, any canvassing in the Building.

10. The Tenant shall permit window cleaners to clean the windows of the Leased Premises during normal business hours, on notice from the Landlord.

11. No birds or animals shall be kept in or about the Property, with the exception of experimental animals used for research purposes only, nor shall the Tenant operate o r permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such Leased Premises so as to cause a nuisance.

12. No one shall use the Leased Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposes without prior written approval of the Landlord, such approval not to be unreasonably withheld or delayed.

13. The Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed. In giving such consent, the Landlord shall have the right acting reasonably in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids, or platforms, to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall occur only at times consented to by the Landlord, acting reasonably, and the persons employed to move the same in and out of the Building must be reasonably acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators (if installed in the Building) except during hours reasonably approved by the Landlord.

14. The Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises, without the prior written consent of the Landlord. The Tenant, upon request of the Landlord, shall immediately remove any sign, advertisement, notice or other display which the Tenant has placed or permitted to be placed which, in the opinion of the Landlord, is objectionable, and if the Tenant shall fail to do so, the Landlord may remove the same at the expense of the Tenant.

15. Except as set forth in any specific parking agreement between the Landlord and Tenant, the parking of automobiles shall be subject to the reasonable charges or rates comparable with others and the reasonable regulations of the Landlord. The Landlord shall not be responsible for damage to or theft of any car, its accessories or contents whether the same be the result of gross negligence or willful acts or omissions. The Tenant agrees to park only in those spaces designated for its use.

16. The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein provided they are not inconsistent with the provisions of this Lease, and the same shall be kept and observed by the Tenant, their employees and servants. The Landlord also has the right, acting reasonably, to suspend or cancel any or all of these rules and regulations herein set out.